EXHIBIT 99

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk & Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962
SPS Commerce Reports Fourth Quarter and Fiscal Year 2023 Financial Results
Company delivers 92nd consecutive quarter of topline growth
Fourth quarter 2023 revenue and recurring revenue grew 19% from the fourth quarter of 2022

MINNEAPOLIS, February 8, 2024 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the fourth quarter and year ended December 31, 2023.
Financial Highlights
Fourth Quarter 2023 Financial Highlights
•Revenue was $145.0 million in the fourth quarter of 2023, compared to $122.0 million in the fourth quarter of 2022, reflecting 19% growth.
•Recurring revenue grew 19% from the fourth quarter of 2022.
•Net income was $19.0 million or $0.51 per diluted share, compared to net income of $15.9 million or $0.43 per diluted share in the fourth quarter of 2022.
•Non-GAAP income per diluted share was $0.75, compared to non-GAAP income per diluted share of $0.63 in the fourth quarter of 2022.
•Adjusted EBITDA for the fourth quarter of 2023 increased 20% to $42.0 million compared to the fourth quarter of 2022.

Fiscal Year 2023 Financial Highlights
•Revenue was $536.9 million for the year ended December 31, 2023, compared to $450.9 million for the year ended December 31, 2022, reflecting 19% growth.
•Recurring revenue grew 20% from the year ended December 31, 2022.
•Net income was $65.8 million or $1.76 per diluted share for the year ended December 31, 2023, compared to net income of $55.1 million or $1.49 per diluted share, for the comparable period in 2022, reflecting 19% growth in year-over-year net income.
•Non-GAAP income per diluted share was $2.85, compared to non-GAAP income per diluted share of $2.35 in the year ended December 31, 2022.
•Adjusted EBITDA for the year ended December 31, 2023 increased 19% to $157.6 million compared to the year ended December 31, 2022.

“In 2023, SPS Commerce demonstrated ongoing success in expanding our network as we continued to play a key role in retailers’ and suppliers’ transformation to omnichannel retail, improving supply chain efficiencies, and enabling our customers’ international expansion,” said Chad Collins, CEO of SPS Commerce. “I am excited about our long-term growth opportunities ahead as we execute our strategy to be the world’s retail network.”

“SPS Commerce achieved strong fourth quarter and full year 2023 results, despite ongoing macro dynamics. We delivered profitable growth while we closed two acquisitions and continued to invest for the future to strengthen our competitive position across a large, addressable market,” said Kim Nelson, CFO of SPS Commerce.

Guidance
First Quarter 2024 Guidance
•Revenue is expected to be in the range of $145.9 million to $146.7 million.
•Net income per diluted share is expected to be in the range of $0.26 to $0.27, with fully diluted weighted average shares outstanding of 37.7 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $0.72 to $0.73.
•Adjusted EBITDA is expected to be in the range of $42.1 million to $42.7 million.
•Non-cash, share-based compensation expense is expected to be $20.1 million, depreciation expense is expected to be $4.7 million, and amortization expense is expected to be $4.7 million.

Fiscal Year 2024 Guidance
•Revenue is expected to be in the range of $616.5 million to $619.0 million, representing 15% growth over 2022.
•Net income per diluted share is expected to be in the range of $1.75 to $1.78, with fully diluted weighted average shares outstanding of 38.0 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $3.11 to $3.13.
•Adjusted EBITDA is expected to be in the range of $183.0 to $185.0 million, representing 16% to 17% growth over 2022.
•Non-cash, share-based compensation expense is expected to be $55.7 million, depreciation expense is expected to be $19.4 million, and amortization expense is expected to be $18.8 million.

The forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially. The Company does not present a reconciliation of the forward-looking non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per share, to the most directly comparable GAAP financial measures because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.
Quarterly Conference Call
To access the call, please dial 1-833-816-1382, or outside the U.S. 1-412-317-0475 at least 15 minutes prior to the 3:30 p.m. CT start time. Please ask to join the SPS Commerce Q4 2023 conference call. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.
About SPS Commerce
SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 120,000 companies in retail, distribution, grocery and e-commerce have chosen SPS as their retail network. SPS has achieved 92 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo and INFINITE RETAIL POWER are marks of SPS Commerce, Inc. and registered in the U.S. Patent and Trademark Office, along with other SPS marks. Such marks may also be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation. We believe these non-GAAP financial measures are useful to an investor as they are widely used in evaluating operating performance. Adjusted EBITDA and Adjusted EBITDA Margin are used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.
Adjusted EBITDA Measures:
Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from foreign currency on cash and investments held, investment income or loss, and other adjustments as necessary for a fair presentation. In the twelve months ended December 31, 2023, other adjustments included the expense impacts from acquisition-related employee severance costs and disposals of certain capitalized internally developed software. Net income is the comparable GAAP measure of financial performance.
Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.
Non-GAAP Income Per Share Measure:
Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from foreign currency on cash and investments held, other adjustments as necessary for a fair presentation, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period. In the twelve months ended December 31, 2023, other adjustments included the expense impacts from acquisition-related employee severance costs and disposals of certain capitalized internally developed software. Net income per share, the comparable GAAP measure of financial performance, consists of net income divided by the weighted average number of shares of common and diluted stock outstanding during each period.
To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements
This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the first quarter and full year of 2024, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2022, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except shares)

	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$219,081	$162,893
Short-term investments	56,359	51,412
Accounts receivable	50,160	42,501
Allowance for credit losses	(3,320)	(3,066)
Accounts receivable, net	46,840	39,435
Deferred costs	62,403	52,755
Other assets	16,758	16,319
Total current assets	401,441	322,814
Property and equipment, net	36,043	35,458
Operating lease right-of-use assets	7,862	9,170
Goodwill	249,176	197,284
Intangible assets, net	107,344	88,352
Other assets
Deferred costs, non-current	20,347	17,424
Deferred income tax assets	505	227
Other assets, non-current	1,126	2,185
Total assets	$823,844	$672,914
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,420	$11,256
Accrued compensation	41,588	30,235
Accrued expenses	8,014	7,451
Deferred revenue	69,187	57,423
Operating lease liabilities	4,460	4,277
Total current liabilities	130,669	110,642
Other liabilities
Deferred revenue, non-current	6,930	4,771
Operating lease liabilities, non-current	9,569	13,009
Deferred income tax liabilities	8,972	7,419
Other liabilities, non-current	229	—
Total liabilities	156,369	135,841
Commitments and contingencies
Stockholders' equity
Common stock	39	38
Treasury Stock	(128,892)	(128,892)
Additional paid-in capital	537,061	476,117
Retained earnings	259,045	193,221
Accumulated other comprehensive gain (loss)	222	(3,411)
Total stockholders’ equity	667,475	537,073
Total liabilities and stockholders’ equity	$823,844	$672,914

Results presented are unaudited and thus, are subject to adjustment. Audited results will be included within the 10-K filing.

SPS COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	$144,965	$122,018	$536,910	$450,875
Cost of revenues	49,040	41,541	182,069	153,065
Gross profit	95,925	80,477	354,841	297,810
Operating expenses
Sales and marketing	33,214	27,201	122,936	101,772
Research and development	14,216	12,480	53,654	45,748
General and administrative	20,612	17,950	84,887	67,340
Amortization of intangible assets	4,998	3,832	16,116	11,768
Total operating expenses	73,040	61,463	277,593	226,628
Income from operations	22,885	19,014	77,248	71,182
Other income, net	3,456	1,752	8,315	142
Income before income taxes	26,341	20,766	85,563	71,324
Income tax expense	7,330	4,851	19,739	16,190
Net income	$19,011	$15,915	$65,824	$55,134

Net income per share
Basic	$0.52	$0.44	$1.80	$1.53
Diluted	$0.51	$0.43	$1.76	$1.49

Weighted average common shares used to compute net income per share
Basic	36,831	36,093	36,646	36,117
Diluted	37,640	36,915	37,475	36,953

Results presented are unaudited and thus, are subject to adjustment. Audited results will be included within the 10-K filing.

SPS COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net income	$65,824	$55,134
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(10,079)	(3,732)
Depreciation and amortization of property and equipment	18,631	16,421
Amortization of intangible assets	16,116	11,768
Provision for credit losses	5,707	3,359
Stock-based compensation	45,508	33,399
Other, net	2,415	220
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable	(11,949)	(6,435)
Deferred costs	(10,724)	(10,646)
Other assets and liabilities	1,834	2,632
Accounts payable	(3,947)	144
Accrued compensation	7,143	(3,786)
Accrued expenses	1,302	(2,829)
Deferred revenue	6,464	5,965
Operating leases	(1,947)	(1,562)
Net cash provided by operating activities	132,298	100,052
Cash flows from investing activities
Purchases of property and equipment	(19,761)	(19,880)
Purchases of investments	(133,994)	(160,427)
Maturities of investments	131,331	158,937
Acquisition of business, net	(70,218)	(91,420)
Net cash used in investing activities	(92,642)	(112,790)
Cash flows from financing activities
Repurchases of common stock	—	(43,215)
Net proceeds from exercise of options to purchase common stock	9,856	4,908
Net proceeds from employee stock purchase plan activity	8,114	6,676
Payments for contingent consideration	(2,000)	—
Net cash provided by (used in) financing activities	15,970	(31,631)
Effect of foreign currency exchange rate changes	562	(290)
Net increase (decrease) in cash and cash equivalents	56,188	(44,659)
Cash and cash equivalents at beginning of period	162,893	207,552
Cash and cash equivalents at end of period	$219,081	$162,893

Results presented are unaudited and thus, are subject to adjustment. Audited results will be included within the 10-K filing.

SPS COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

Adjusted EBITDA
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$19,011	$15,915	$65,824	$55,134
Income tax expense	7,330	4,851	19,739	16,190
Depreciation and amortization of property and equipment	4,667	4,438	18,631	16,421
Amortization of intangible assets	4,998	3,832	16,116	11,768
Stock-based compensation expense	9,411	7,763	45,508	33,399
Realized gain from foreign currency on cash and investments held	(1,201)	(984)	(1,726)	1,026
Investment income	(2,288)	(864)	(7,660)	(1,670)
Other	28	—	1,198	—
Adjusted EBITDA	$41,956	$34,951	$157,630	$132,268

Adjusted EBITDA Margin
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$144,965	$122,018	$536,910	$450,875

Net income	19,011	15,915	65,824	55,134
Margin	13%	13%	12%	12%

Adjusted EBITDA	41,956	34,951	157,630	132,268
Adjusted EBITDA Margin	29%	29%	29%	29%

Non-GAAP Income per Share
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$19,011	$15,915	$65,824	$55,134
Stock-based compensation expense	9,411	7,763	45,508	33,399
Amortization of intangible assets	4,998	3,832	16,116	11,768
Realized gain from foreign currency on cash and investments held	(1,201)	(984)	(1,726)	1,026
Other	28	—	1,198	—
Income tax effects of adjustments	(3,906)	(3,063)	(19,983)	(14,639)
Non-GAAP income	$28,341	$23,463	$106,937	$86,688

Shares used to compute net income and non-GAAP income per share
Basic	36,831	36,093	36,646	36,117
Diluted	37,640	36,915	37,475	36,953

Net income per share, basic	$0.52	$0.44	$1.80	$1.53
Non-GAAP adjustments to net income per share, basic	0.25	0.21	1.12	0.87
Non-GAAP income per share, basic	$0.77	$0.65	$2.92	$2.40

Net income per share, diluted	$0.51	$0.43	$1.76	$1.49
Non-GAAP adjustments to net income per share, diluted	0.24	0.20	1.09	0.86
Non-GAAP income per share, diluted	$0.75	$0.63	$2.85	$2.35